EXHIBIT 99.1

SCHEDULE A

Schedule A sets forth the directors of CYVN Investments RSC Ltd.
Name	Business Address	Present Principal Occupation	Citizenship
Samer Salah Mohammad Abdelhaq	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	General Counsel, Abu Dhabi Department of Finance	United Arab Emirates
Kamal Ishaq Abdulla Ismail Almaazmi	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Director General - Strategic Financial Affairs, Abu Dhabi Department of Finance	United Arab Emirates
Eddy Georges Skaf	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Chief Investment Officer, CYVN Holdings L.L.C.	Lebanon

SCHEDULE B

Schedule B sets forth the directors and executive officers of L’imad Holding Company – P.J.SC
Name	Business Address	Present Principal Occupation	Citizenship
His Highness Sheikh Khaled bin Mohamed bin Zayed Al Nahyan	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Chairman of the Board of Directors	United Arab Emirates
His Excellency Jassem Mohamed Bu Ataba Al Zaabi	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Managing Director and Chief Executive Officer, Director	United Arab Emirates
His Excellency Khaldoon Khalifa Al Mubarak	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Director	United Arab Emirates
His Excellency Dr Ahmed Mubarak bin Nawi Al Mazrouei	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Director	United Arab Emirates
His Excellency Mohamed Ali Al Shorafa	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Director	United Arab Emirates
His Excellency Saif Saeed Ghobash	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Director	United Arab Emirates
His Excellency Waleed Al Mokarrab Al Muhairi	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Director	United Arab Emirates
His Excellency Kamal Ishaq Almaazmi	Part of Floor 18, Floor 18, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Director	United Arab Emirates